-----------------------                                        -----------------
CUSIP No.  981904105                  13G                      Page 7 of 8 Pages
-----------------------                                        -----------------


                            EXHIBIT 1 TO SCHEDULE 13G

                                FEBRUARY 13, 1996


           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY ASSET MANAGEMENT  LIMITED

  BY:       /s/ Peter A. Nadosy
            --------------------------------------------------------------------
            Morgan Stanley Asset Management Limited
            Peter A. Nadosy /Director Morgan Stanley Asset Management Limited


            MORGAN STANLEY GROUP INC.

  BY:       /s/  Edward J. Johnsen
            --------------------------------------------------------------------
            Morgan Stanley Group Inc.
            Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated